Exhibit 99.2

MASTER SERVICES AGREEMENT

by and between

UNIFIED GROCERS, INC.

and

AMTRUST FINANCIAL SERVICES, INC.

October 7, 2015

MASTER SERVICES AGREEMENT

This MASTER SERVICES AGREEMENT (this “Agreement”), dated as of October 7, 2015 (the “Effective Date”), is entered into by and between AMTRUST FINANCIAL SERVICES, INC., a Delaware corporation (“Buyer”), and UNIFIED GROCERS, INC., a California corporation (“Seller”, and together with Buyer, the “Parties”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to the Stock Purchase Agreement (the “Purchase Agreement”), dated as of April 16, 2015, by and between Buyer and Seller, Buyer has agreed to purchase from Seller, and Seller has agreed to sell to Buyer, 100% of the issued and outstanding shares of capital stock of Unified Grocers Insurance Services, a California corporation (the “Agency”);

WHEREAS, the Agency owns all of the issued and outstanding shares of the capital stock of (i) Springfield Insurance Company, an insurance company domiciled in the State of California (“SIC”), and (ii) Springfield Insurance Company Limited (Bermuda), an insurance company domiciled in Bermuda (“SICL” and, collectively with the Agency and SIC, the “Acquired Companies”); and

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Parties have agreed to enter into this Agreement at the Closing, pursuant to which Seller and its Affiliates (collectively, the “Seller Companies”) will provide Buyer and its Affiliates (collectively, and including the Acquired Companies following the Closing of the Purchase Agreement, the “Buyer Companies”) with certain services, and the Buyer Companies will provide the Seller Companies with certain services, in each case on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the Buyer and Seller hereby agree as follows:

ARTICLE I

SELLER TRANSITION SERVICES

Section 1.01 Transition Services.

(a) General.

(i) Seller shall provide, or to cause its Affiliates to provide, the services (the “Transition Services”) described on Exhibit A attached hereto to the Acquired Companies for the fees and during the periods set forth on Exhibit A hereto and on the other terms and subject to the other conditions set forth in this Agreement and on Exhibit A.

(ii) Notwithstanding the contents of Exhibit A, from time to time Buyer may request additional services that are reasonably necessary for the transition of the business of the Acquired Companies to Buyer and that are not currently contemplated in Exhibit A by providing Seller with reasonable prior written notice. Seller shall respond in good faith to any such request. Upon mutual agreement between the Parties, Exhibit A hereto shall be deemed amended to include such additional services at a price to be agreed upon after good faith negotiations between the Parties. Any such additional services so provided by any Seller Company shall constitute Transition Services under this Agreement and be subject in all respect to the provisions of this Agreement as if fully set forth on Exhibit A as of the date hereof.

(iii) The obligations of the Seller Companies under this Agreement to provide Transition Services shall terminate with respect to each Transition Service on the end date specified on Exhibit A (the “End Date”). Notwithstanding the foregoing, the Parties acknowledge and agree that Buyer or the Acquired Companies may determine from time to time that they do not require all of the Transition Services set out on Exhibit A or that they do not require such Transition Services for the entire period up to the applicable End Date. Accordingly, Buyer and/or the Acquired Companies may discontinue any Transition Service (including all payment obligations in respect of future performance of such Transition Service) by giving Seller at least fifteen (15) days’ prior written notice, which notice shall specify the date as of which any such Transition Services shall be discontinued. Exhibit A shall be deemed amended to delete such Transition Services as of such date, and this Agreement shall be of no further force and effect in respect of such Transition Services, except as to obligations accrued prior to the date of discontinuation of such Transition Services.

(b) Standard of Service. Seller shall provide the Transition Services in good faith, in accordance with Law in a manner generally consistent with the historical provision of the Transition Services and with the same standard of care as historically provided. Seller shall assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(c) Subcontractors. Seller may hire third-party subcontractors to provide all or part of any Transition Service hereunder; provided, that in the event such subcontracting is inconsistent with past practices, Seller shall obtain the prior written consent of Buyer to hire such subcontractor, such consent not to be unreasonably withheld, delayed or conditioned. Seller shall in all cases retain responsibility for the provision to the Buyer Companies of Transition Services to be performed by any third-party service provider or subcontractor or by any Seller Company.

ARTICLE II

INSURANCE PRODUCT DISTRIBUTION.

Section 2.01 Duties of the Buyer Companies.

(a) Insurance Product Availability. During the Term (as hereinafter defined) the Buyer Companies shall offer Members (as defined below) the insurance products identified in Exhibit B attached hereto (collectively, the “Insurance Products”) subject to the applicable Buyer Company’s standard underwriting terms and policies as well as the terms and conditions set forth herein. The Buyer Companies shall make the Insurance Products available to Members in those States set forth in Exhibit C attached hereto (the “Service Area”).

(b) Product Obligations. The Buyer Companies shall perform and be responsible for all services and obligations associated with the issuance of the Insurance Products to Members (collectively, the “Buyer Companies Services”), including, but not limited to, the following: (i) sales and solicitation; (ii) underwriting; (iii) billing and collecting premium; (iv) binding, issuing and delivering the Products to Members; (v) processing and paying claims; (vi) providing customer service and other administrative functions; and (vii) obtaining policy form and rate approvals from the appropriate regulatory authorities in the Service Area.

(c) Non-Insurance Product Solicitation. The Buyer Companies shall not, without Seller’s prior written consent in each instance, directly or indirectly solicit Members for products or services other than the Insurance Products; provided, that this provision shall not apply to any solicitation by any Affiliate of Buyer in the ordinary course of business without reference to the Seller Companies’ Confidential Information or distribution network.

(d) Legal Compliance. Each Buyer Company shall provide the Insurance Products to Members and otherwise perform its obligations hereunder in accordance with applicable Law.

(e) Accurate Records - Audit. The Buyer Companies will keep identifiable and accurate records and accounts of the Insurance Policies issued to Members pursuant to this Agreement. At all times during the Term, and for so long as the Sellers’ Compensation (as hereinafter defined) is due the Seller thereafter, the Seller and its accountants, representatives and agents, upon giving the Buyer Companies ten (10) Business Days’ prior written notice, shall have the right to visit, inspect, examine, audit and verify, at the Buyer Companies’ offices or elsewhere, any of the properties, accounts, files, documents, books, reports, work papers and other records (other than documents subject to an attorney-client privilege) belonging to or in the possession or control of the Buyer Companies relating to the Insurance Policies issued to Members pursuant to this Agreement and to make copies thereof and extracts therefrom to determine the accuracy of the Reports and the Seller’s Compensation and any other amounts due the Seller hereunder; provided, that without the prior consent of Buyer (not to be unreasonably withheld in the event of a dispute between the parties regarding the calculation of the Sellers’ Compensation) the Seller may not exercise such audit right more than once in any 12-month period. The Buyer Companies shall (and the Buyer shall cause the Acquired Companies to) cooperate with any Governmental Authorities having jurisdiction over the Seller in any review, audit or inspection of the Seller’s compliance with reporting, disclosure or other requirements pursuant to applicable Law. The Buyer Companies shall cooperate in all such reviews, audits or inspections. The Seller shall pay the cost of any such audits that it performs. Any overpayments or underpayments of the Seller’s Compensation shall either be returned to the applicable party or offset against future amounts due from the applicable party.

(f) Ownership of Members List. The Buyer Companies agree and acknowledge that the Seller is the sole and exclusive owner of the Members List and that for purposes of Article VII, the Members List shall be treated as Confidential Information (as defined in Section 7.01) of the Seller.

(g) Reports. The Buyer Companies shall provide to the Seller quarterly reports (the “Reports”) in an electronic format mutually agreed upon by the Parties, containing the information set forth in Exhibit D hereto.

(h) Service Standards. The Buyer Companies shall perform the Buyer Companies Services: (i) in a manner generally consistent with the historical provision of the Buyer Companies Services; (ii) in substantially the same manner and using substantially the same standard of care and degree of efficiency and quality that the Buyer Companies used during the twelve (12)-month period immediately prior to the Effective Date in performing such Buyer Companies Services or similar services; and (iii) on commercially reasonable terms and in accordance with generally acceptable industry standards. Notwithstanding the foregoing, nothing herein shall prohibit any Buyer Company from operating its business in the ordinary course, including, without limitation, revising underwriting guidelines, adjusting rates or making other changes, in each case to the extent consistent with such Buyer Company’s historical operation of its business.

(i) Obligations of Buyer Companies. Any obligation of a Buyer Company other than Buyer set forth in this Agreement shall be deemed to be an obligation of Buyer, and Buyer shall cause such Buyer Company to comply with such obligation and shall be responsible for any action (or omission to act) on the part of such Buyer Company that would be deemed a breach of this Agreement if Buyer had taken such action or omitted to take such action.

Section 2.02 Duties of the Seller.

(a) Members List. Seller shall provide, and shall cause the other Seller Companies to provide, the Buyer Companies with access to the Seller Companies’ distribution network of members and customers (the “Members”) to facilitate the marketing of the Insurance Products by the Buyer Companies to the Members. Seller shall provide the Buyer Companies with an updated list of Members (the “Members List”) at reasonable intervals, but no less often than annually, in a format reasonably acceptable to the Buyer Companies, containing the names, domestic business addresses, telephone numbers and e-mail addresses (where available), and such other information of Members as the Parties may mutually agree upon.

(b) Promotion and Marketing of Insurance Products. As soon as reasonably practicable following the date hereof, Buyer and Seller will jointly develop a marketing plan (the “Plan”) on terms reasonably acceptable to each Party. The Seller Companies will, on behalf of the Buyer Companies and in accordance with the Plan, (a) endorse and promote the Insurance Products to the Members, (b) provide marketing, promotional and informational materials concerning the Insurance Products to the Members and (c) take such other actions as reasonably requested by Buyer in order to carry out the purposes of the Plan. During the Term, the Seller Companies shall not market, promote or endorse to Members any insurance products similar to, or competitive with, the Insurance Products; provided, however, (i) notwithstanding anything to the contrary contained herein, the Seller Companies shall not be required to perform any activities that would require the Seller Companies to be licensed under any Insurance Law; (ii) in the event that the Buyer Companies decline to issue an Insurance Product to a Member, the Seller may attempt to make a substantially similar insurance product available to such Member from another insurer or through another insurance producer; and (iii) unless otherwise agreed, all costs associated with the Seller’s services under this Section 2.02(b) shall be borne by the Buyer Companies.

Section 2.03 Seller Companies Compensation. The Seller shall be compensated for the services provided under Section 2.02 hereof pursuant to Section 1.2(c) of the Purchase Agreement (“Seller’s Compensation”).

ARTICLE III

INSURANCE COVERAGE PROVIDED TO SELLER COMPANIES BY BUYER COMPANIES

Section 3.01 Required Insurance. Commencing on December 31, 2015 and continuing for the three-year period thereafter (the “Required Insurance Period”), one or more Buyer Companies will have the exclusive right (but not the obligation) to provide the Insurance Products set forth on Exhibit B (the “Required Insurance”) hereto to the Seller Companies. The applicable Buyer Company will underwrite the Required Insurance in accordance with such Buyer Company’s standard policies and practices and filed rates, and pursuant to such Buyer Company’s customary underwriting guidelines. The amount of the Buyer Companies’ gross written premium (determined in accordance with GAAP) generated by or directly attributable to the Required Insurance (including any Required Insurance written by the Buyer Parties pursuant to Section 3.02 below), less the amount of any surcharges or amounts returned as a result of policy cancellation, will be included as Gross Written Premium for purposes of calculating the Earn-out Payments pursuant to Section 1.2(c) of the Purchase Agreement.

Section 3.02 Right to Match Third Party Proposals. During the two-year period following the expiration of the Required Insurance Period, the Seller Companies may solicit third-party offers for

Required Insurance from insurance carriers with an A.M. Best rating equal to or higher than the then-current rating of the Buyer Company that provided the applicable Required Insurance during the Required Insurance Period. If any Seller Company receives a bona fide third party proposal in respect of the Required Insurance (a “Third-Party Proposal”), it shall notify Buyer of such Third Party Proposal within five (5) Business Days of receipt thereof, which notice shall contain a statement of all the material terms and conditions thereof (a “Third-Party Notice”). Within fifteen (15) Business Days after its receipt of a Third Party Notice, Buyer may submit a proposal to provide the applicable Required Insurance to the applicable Seller Company (a “Proposal”). The applicable Seller Company will be obligated to accept any Proposal from a Buyer Company that contains terms substantially similar to those of the applicable Third Party Proposal (or, if the applicable Seller Party has received at least two Third-Party Proposals, terms substantially similar to the average of the two quotes set forth in such Third-Party Proposals). Such Seller Party will notify Buyer in writing within five (5) Business Days thereof of its decision whether to accept the Third Party Proposal or the applicable Buyer Company’s Proposal.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Parties. Each Party hereby represents and warrants to the other Party that:

(a) it is a corporation, limited liability company or other legal entity in good standing under the laws of its state of domicile;

(b) it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

(c) its performance under this Agreement will not violate any Law or any contractual agreement or instrument to which it is a party;

(d) it has or will procure any consents, approvals, permits, licenses, certificates of authority or other legal authorizations from any Governmental Authority or third party needed to perform its duties under this Agreement; provided, however, that notwithstanding anything to the contrary contained herein, the Seller Companies shall not be required to perform any activities that would require the Seller Companies to be licensed under any Insurance Law;

(e) it will comply with all applicable Laws, including without limitation state Laws pertaining to unfair and deceptive practices and solicitation; and

(f) it will conduct its business in the manner reasonably necessary to promptly perform its obligations hereunder.

ARTICLE V

FEES; PAYMENT

Section 5.01 Transition Services.

(a) As consideration for the Seller Companies’ provision of the Transition Services, Buyer shall pay Seller the amount specified for each Transition Service on Exhibit A.

(b) As more fully provided in Exhibit A and subject to the terms and conditions therein:

(i) Seller shall provide Buyer, in accordance with Section 10.01 of this Agreement, with monthly invoices (“Invoices”), which shall set forth in reasonable detail, with such supporting documentation as Buyer may reasonably request, amounts payable in respect of Transition Services under this Agreement; and

(ii) payments pursuant to this Agreement shall be made within thirty (30) days after the date of receipt of an Invoice by Buyer from Seller.

(c) The Parties agree that the Seller Parties shall not be obligated to perform any Transition Service after the applicable End Date; provided, that if Buyer reasonably requires any Transition Service following the applicable End Date, it may elect, by delivering written notice to Seller no later than ten (10) days prior to such End Date, to extend the End Date of such Transition Service for an additional period of time as mutually agreed upon by Seller and Buyer. The Transition Services so performed by Seller after the applicable End Date shall continue to constitute Transition Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the mutually agreed-upon extension period.

(d) Upon termination or expiration of any or all Transition Services pursuant to this Agreement, or upon the termination of this Agreement in its entirety, Seller shall have no further obligation to provide the applicable terminated Transition Services and Buyer will have no obligation to pay any future compensation in respect of such Transition Services (other than for or in respect of Transition Services already provided in accordance with the terms of this Agreement and received by a Buyer Company prior to such termination).

(e) In the event of an Invoice dispute, Buyer shall deliver a written statement to Seller prior to the date payment is due on the disputed Invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 5.01(b). The Parties shall seek to resolve all such disputes expeditiously and in good faith. Seller shall continue performing the Transition Services in accordance with this Agreement pending resolution of any dispute. Past due amounts shall accrue interest in accordance with Section 10.11 hereof.

Section 5.02 Right of Offset. In the event of a Reserve Increase (within the meaning of Section 4.11 of the Purchase Agreement), Buyer may, upon written notice that includes reasonable documentation in support of Buyer’s determination of the amount of such Reserve Increase, offset the amount of such Reserve Increase against the amount of any Earn-Out Payments owed to Seller pursuant to Section 1.2(c) of the Purchase Agreement; provided, that the aggregate amount that Buyer may offset in respect of all Reserve Increases pursuant to this Section 5.02 shall not exceed $2 million; provided, further, that Buyer’s right to offset the amount of any Reserves Increase pursuant to this Section 5.02 shall be in addition to Buyer’s right to recover the amount of any Reserves Increase pursuant to Section 4.11 of the Purchase Agreement. Buyer may not deliver such notice (and effect an offset under this Section 5.02) prior to January 1, 2017 and, thereafter, Buyer may only do so once in any twelve (12) month period; provided, that the same Reserve Increase that gives rise to a payment obligation on the part of Seller under Section 4.11 of the Purchase Agreement shall not also give rise to any right of offset under this Section 5.02, it being understood and agreed that there shall be no duplication or “double counting” as between this Section 5.02 and Section 4.11 of the Purchase Agreement. To the extent that the amount of any Insurance Reserves increased in accordance with Section 4.11 of the Purchase Agreement that give rise to an offset hereunder are subsequently decreased as a result of favorable development (as determined by Buyer in accordance with its reserving policies in effect as of the date of such increase), Buyer will reimburse Seller for the amount of such decrease (to the extent Seller offset the amount of the original increase).

Section 5.03 Responsibility for Wages and Fees. For such time as any employees of Seller or any of its Affiliates are providing the Transition Services to any Buyer Company under this Agreement, (a) such employees will remain employees of Seller or such Affiliate, as applicable, and shall not be deemed to be employees of any Buyer Company for any purpose and (b) Seller or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and workers’ compensation, and the withholding and payment of applicable Taxes relating to such employment.

Section 5.04 Taxes. Each Party shall be responsible for any Taxes imposed or assessed on such Party as a result of the provision of Services hereunder.

ARTICLE VI

TERM; TERMINATION

Section 6.01 Term. This Agreement shall be effective as of the Effective Date, and shall remain in force for a period of five (5) years (the “Initial Term”). Unless either Party notifies the other Party within one hundred eighty (180) days’ prior to the expiration of the Initial Term of its intention to terminate this Agreement upon the expiration of the Initial Term, this Agreement shall automatically continue in effect thereafter (the “Renewal Term” and, together with the Initial Term, the “Term”). Following the Initial Term, either Party may terminate this Agreement for any reason upon one hundred eighty (180) days’ written notice to the other Party.

Section 6.02 Breach. Any Party (the “Non-Breaching Party”) may terminate this Agreement with respect to any service provided by the other Party (the “Breaching Party”), in whole but not in part, at any time upon prior written notice to the Breaching Party if the Breaching Party has failed to perform any of its material obligations under this Agreement relating to such service, and such failure shall have continued without cure for a period of forty-five (45) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching Party; provided, that to the extent such failure relates to Seller’s failure to provide any Transition Service, the resulting termination pursuant to this Section 6.02 shall apply only to the applicable Transition Service, and this Agreement shall otherwise remain in full force and effect.

Section 6.03 Insolvency. In the event that either Party hereto shall (a) file a petition in bankruptcy, (b) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver, (c) make an assignment on behalf of all or substantially all of its creditors, or (d) take any corporate action for its winding up or dissolution, then the other Party shall have the right to terminate this Agreement by providing written notice in accordance with Section 10.01.

Section 6.04 Effect of Termination. Upon termination of this Agreement in its entirety pursuant to this Article VI, all obligations of the Parties hereto shall terminate, except for the provisions of Section 5.04, and Article VIII, through Article X, which shall survive any termination or expiration of this Agreement. In addition, the Buyer Companies shall continue to pay the Seller Companies the amounts set forth in Section 2.03 hereof following the termination, cancellation or expiration of this Agreement with respect to Insurance Products issued to Members that were in effect on or prior to such termination, cancellation or expiration and that remain in effect thereafter or that are in effect with a Buyer Company under a successor policy.

Section 6.05 Force Majeure. The obligations of Seller under this Agreement with respect to any Transition Service shall be suspended during the period and to the extent that Seller is prevented or hindered from providing such Service, or an Acquired Company is prevented or hindered from receiving such Transition Service, due to any of the following causes beyond such Party’s reasonable control (such causes, “Force Majeure Events”): (a) acts of God, (b) flood, fire or explosion, (c) war, invasion, riot or other civil unrest, or (d) actions, embargoes or blockades in effect on or after the date of this Agreement. The Party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other Party stating the date and extent of such suspension and the cause thereof, and Seller shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. Neither the Buyer nor Seller shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event. The applicable End Date for any Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of the suspension.

ARTICLE VII

CONFIDENTIALITY

Section 7.01 Confidential Information.

(a) For purposes of this Article VII, the “Discloser” is the Party disclosing its Confidential Information and the “Recipient” is the Party receiving and/or accessing Confidential Information. Any information and documents that are furnished for the purposes of performing under this Agreement or that are produced or come to the attention of either Party are proprietary to the Discloser and shall be used only for the purposes of this Agreement. This information includes, without limitation: all customer and prospective customer lists (unless clearly identified by the Discloser as not being confidential), the Members List (which is Confidential Information of Seller), all materials relating to business plans, trade secrets, technology and marketing strategies, all information relating to an identifiable Member’s account, the terms and conditions of this Agreement, and any and all information specifically designated as confidential (collectively, “Confidential Information”). If and to the extent such Confidential Information consists of information related to the Discloser’s customers, including without limitation any “nonpublic personal information” as defined under GLBA, whether or not owned or developed by the Discloser (collectively “Nonpublic Personal Information”), the requirements set forth in Section 7.02 below shall apply to such Nonpublic Personal Information in addition to the other provisions of this Section 7.01. In the event of a conflict between the provisions set forth in Section 7.02 and those set forth elsewhere in the Agreement (including this Section 7.01), the provisions set forth in Section 7.02 shall control.

(b) The Recipient shall maintain the Confidential Information of the Discloser in confidence. The Recipient shall restrict disclosure of Confidential Information of the Discloser solely to (i) its employees, agents, contractors and advisors (the “Representatives”) to the extent required to perform its duties under this Agreement, all of whom shall be informed of the confidential nature thereof, and (ii) a regulatory authority having jurisdiction over the Recipient. The Recipient shall remain fully responsible for any disclosure of Confidential Information by its Representatives. The Recipient shall, as soon as reasonably practicable, notify the Discloser of any unauthorized possession, disclosure, use or knowledge, or attempt thereof, of the Discloser’s Confidential Information of which it becomes aware, including any material breach of security on a system, LAN or telecommunications network which contains, processes or transmits Confidential Information. The Recipient shall, as soon as reasonably practicable, furnish to the Discloser full details of the unauthorized possession, disclosure, use or knowledge, or attempt thereof, and use reasonable efforts to assist the other in investigating or preventing the recurrence of any unauthorized possession, disclosure, use or knowledge, or attempt thereof, of the Discloser’s Confidential Information.

(c) The obligations imposed under this Agreement shall not apply to Confidential Information that is (i) made public by the Discloser, (ii) generally available to the public other than by a breach of this Agreement by the Recipient or its Representatives, (iii) rightfully received from a third person having the legal right to disclose the Confidential Information free of any obligation of confidence or (iv) independently developed by the Recipient without reference to or reliance upon the Confidential Information. In the event that the Recipient, or any of its agents, contractors or employees, becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil or criminal investigative demand or similar process) to disclose any Confidential Information of the Discloser, the Recipient shall, to the extent legally permissible, provide prompt prior notice to the Discloser so that it may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, or in the event that the Discloser waives compliance with the provisions of this Article VII, the Recipient shall furnish only that portion of the Confidential Information which is legally required, and shall exercise reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

(d) The Recipient acknowledges and agrees that any breach or threatened breach of any of the provisions of this Article VII will result in immediate and irreparable harm to the Discloser, and that any remedies at law in such event would be inadequate. The Recipient agrees that such breaches, whether threatened or actual, shall give the Discloser the right to obtain injunctive relief to restrain such disclosure or use. This right shall be in addition to, and not in lieu of, any other remedies available to the Discloser at law or in equity.

(e) Upon termination or expiration of this Agreement, the Receiving Party and its Representatives shall promptly destroy (and confirm such destruction in writing to the Discloser) or redeliver to the Discloser all written, electronic or other tangible Confidential Information (whether prepared by the Discloser, its Representatives or otherwise on the Discloser’s behalf or by the Recipient, its Representatives or otherwise on its behalf) and will not retain any copies, summaries, analyses, compilations, reports, extracts or other reproductions thereof; provided, that the Recipient and its Representatives may keep copies of any Confidential Information required for legal and compliance or professional standards purposes and automatic back-up, disaster recovery and document retention policies, so long as any such archival copies are accessible only to legal or IT personnel.

Section 7.02 Nonpublic Personal Information. GLBA imposes certain obligations on financial institutions with respect to the confidentiality and security of the customer data of such financial institutions. This Section 7.02 sets forth the Confidentiality, Non-Disclosure and Security requirements for confidential information related to customers, including without limitation any “nonpublic personal information” as defined under GLBA and regulations promulgated thereunder.

(a) Customer Information. For the purpose of this Section 7.02, “Customer Information” shall mean all Confidential Information related to customers, including without limitation any “nonpublic personal information” as defined under GLBA, whether in oral, demonstrative, written, graphic or machine-readable form, and whether or not owned or developed by the Discloser.

(b) Disclosure and Protection of Customer Information. The Discloser warrants that its disclosure of Customer Information to the Recipient is in accordance with applicable Law and the Discloser’s own privacy policy. The Recipient shall not use Customer Information for any purpose other than the fulfillment of the Recipient’s obligations to the Discloser. The Recipient shall not disclose, publish, release, transfer or otherwise make available Customer Information in any form to, or for the use or benefit of, any unaffiliated third Party without the Discloser’s prior written consent. Notwithstanding the foregoing, the Recipient shall be permitted to disclose relevant aspects of the Customer Information to its Representatives to the extent that such disclosure is reasonably necessary for the performance of its functions and/or contractual duties and provided that such disclosure is not prohibited by GLBA or other applicable Law. The Recipient shall not use non-public personal information about the Discloser’s customers in any manner prohibited by GLBA. The Recipient shall remain fully responsible for any disclosure of non-public personal information. The Recipient shall advise the Discloser promptly in writing of any misappropriation, or unauthorized disclosure or use of Customer Information which may come to the attention of the Recipient, and to take all steps reasonably requested by the Discloser to limit, stop or otherwise remedy such misappropriation, or unauthorized disclosure or use. If GLBA or other applicable Law now or hereafter in effect imposes a higher standard of confidentiality and/or protection to the Customer Information, then such standard shall take precedence over the provisions of this Section 7.02(b). The Recipient shall make no more copies of the Customer Information than is necessary for the Recipient’s use. All copies made, in any medium whatsoever, shall be covered by the terms and conditions of the Agreement. The Recipient shall ensure that any third Party to whom it transfers Customer Information enters into an agreement to protect the confidentiality and security of Customer Information in a manner no less stringent than required by this Section 7.02 or any other provision of the Agreement.

(c) Return of Materials. All Customer Information, including copies thereof, shall be promptly returned to the Discloser upon request, except that copies may be retained, if required, for legal or financial compliance purposes. Upon termination or expiration of the Agreement, all Customer Information, including copies thereof, shall be promptly returned to the Discloser or destroyed, except that copies may be retained, if required, for legal or financial compliance purposes.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Indemnification.

(a) Subject to the limitations set forth herein, Seller shall indemnify, defend and hold harmless each Buyer Company and its officers, directors, employees, agents, partners, representatives, successors and assigns from and against all Losses to the extent arising out of the gross negligence, recklessness, willful misconduct, willful breach of contract or violations of law, whether actual or alleged by a third party, by Seller, its affiliates, employees, agents, subcontractors or assigns in the provision of Transition Services under this Agreement. IN NO EVENT SHALL SELLER BE LIABLE TO BUYER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSITION SERVICES PROVIDED HEREUNDER, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF THE SAME.

(b) Subject to the limitations set forth herein, Buyer shall indemnify, defend and hold harmless each Seller Company and their respective officers, directors, employees, agents, partners, representatives, successors and assigns from and against all Losses to the extent arising out of the gross negligence, recklessness, willful misconduct, willful breach of contract or violations of law, whether actual or alleged by a third party, by Buyer, its affiliates, employees, agents, subcontractors or assigns in the provision of Buyer Companies Services under this Agreement. IN NO EVENT SHALL BUYER BE LIABLE TO BUYER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS

RELATING TO THE SAME) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSITION SERVICES PROVIDED HEREUNDER, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF THE SAME.

Section 8.02 Indemnification Procedures. Any indemnification claim made under this Article VIII shall be made subject to and in accordance with the indemnification procedures set forth in Section 7.2(d) and (e) of the Purchase Agreement.

ARTICLE IX

DEFINED TERMS

Section 9.01 Certain Terms. The following terms have the respective meanings given to them below. Any capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

“GLBA” means the Gramm-Leach-Bliley Act of 1999, 15 U.S.C. § 6801 et seq., as amended from time to time, and all applicable federal and State regulations promulgated thereunder.

“Governmental Authority” shall have the meaning ascribed thereto in the Purchase Agreement.

“Laws” shall have the meaning ascribed thereto in the Purchase Agreement.

“Closing Date” shall have the meaning ascribed thereto in the Purchase Agreement.

“Losses” shall have the meaning ascribed thereto in the Purchase Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. All Invoices, notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail, if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.01):

(a)	If to any Buyer Company, to:

c/o AmTrust Financial Services, Inc.

59 Maiden Lane, 43rd Floor

New York, NY 10038

Email: steve.ungar@amtrustgroup.com

Attention: Stephen Ungar, SVP, Secretary and General Counsel

with a copy to:

AmTrust Financial Services, Inc.

800 Superior Avenue East, 21st Floor

Cleveland, OH 44114

Email: john.titley@amtrustroup.com

Attention: John N. Titley, Corporate Counsel

(b)	If to any Seller Company, to:

Unified Grocers, Inc.

5200 Sheila Street

Commerce, CA 90040

Fax: (323) 729-6601

Attention: Richard J. Martin

Email: rmartin@unifiedgrocers.com

with a copy, which shall not constitute notice to Seller, to:

Sidley Austin LLP

555 West Fifth Street

Los Angeles, CA 90013

Fax: (213) 896-6000

Attention: Michael Rosenfield

Email: mrosenfield@sidley.com

Section 10.02 Expenses. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the Party incurring such cost or expense.

Section 10.03 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Buyer and Seller hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each of Buyer and Seller irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York State or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of Buyer and Seller hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of Buyer and Seller hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Buyer and Seller hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.01 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.04 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 10.03, in addition to any other remedy to which they are entitled at law or in equity. The Parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

Section 10.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.06 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.07 Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement and supersede all prior agreements, understandings and representations, both written and oral, between the Parties with respect to the subject matter hereof.

Section 10.08 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns; provided that this Agreement shall not be assignable or otherwise transferable by any Party without the prior written consent of the other Party other than by Buyer to a wholly-owned Subsidiary so long as Buyer remains obligated hereunder.

Section 10.09 Amendment and Modification; Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or in equity.

Section 10.10 Counterparts; Effectiveness; Third-Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as provided in Article VIII, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

Section 10.11 Interest Rate. Any interest calculations made in connection with this Agreement shall be calculated by reference to the prime rate of interest reported from time to time in The Wall Street Journal.

Section 10.12 FMLA Subject Employee. Seller’s employee number 23171 (the “Subject Employee”) is currently on a leave of absence pursuant to the Family and Medical Leave Act (the “FMLA”). Seller agrees to continue to employ the Subject Employee during such leave of absence (including any extensions or supplemental periods thereto pursuant to the FMLA or any other applicable Law). Upon the Subject Employee’s return to full-time employment, Seller will provide written notice to SIC thereof (a “Return Notice”) along with a return to work authorization from the Subject Employee’s medical provider. If the Subject Employee returns to work within six (6) months following the Closing Date, Buyer shall, within fifteen (15) days of receipt of the Return Notice, cause SIC (or an Affiliate thereof) to make an offer of employment to the Subject Employee on terms and conditions applicable to Transferred Employees pursuant to the Purchase Agreement. If the Subject Employee returns to work on a date that is later than six (6) months following the Closing Date, Buyer may, in its sole discretion, cause SIC (or an Affiliate thereof) to make an offer of employment to the Subject Employee on terms and conditions applicable to Transferred Employees pursuant to the Purchase Agreement. Seller agrees that it will comply with all applicable Laws relating to the Subject Employee’s employment through the end of the Subject Employee’s employment with Seller, and shall indemnify, defend and hold SIC and its Affiliates harmless for any failure to comply with the foregoing. Notwithstanding anything in the Purchase Agreement to the contrary, to the extent of any inconsistency between the terms of this Section 10.12 and Section 4.5 of the Purchase Agreement, the terms of this Section 10.12 shall prevail.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

UNIFIED GROCERS, INC.

By:	/s/ Richard J. Martin
Name:	Richard J. Martin
Title:	Executive Vice President & Chief Financial
Officer

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ Stephen Unger
Name:	Stephen Unger
Title:	SVP, General Counsel and Secretary

[signature page to Master Services Agreement]